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                                 EXHIBIT 3.1


                  AMENDMENT TO CERTIFICATE OF INCORPORATION
                                     OF
                        RATIONAL SOFTWARE CORPORATION

        Rational Software Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

        FIRST: The Board of Directors of the Company at a meeting duly called and held in accordance with the Bylaws of the Company and Section 141 of the Delaware General Corporation Law, as amended, duly adopted resolutions proposing and declaring advisable the amendment to the Certificate of Incorporation of the Company as set forth below.

        SECOND:         Paragraph 4(a) of the Certificate of Incorporation, as
amended to date, hereby is amended to read as follows:

                4(a)    The total number of shares of Common Stock which the
corporation shall have authority to issue shall be one hundred fifty million (150,000,000) and each of such shares shall have a par value of one cent ($0.01).

        THIRD:          The undersigned, Michael T. Devlin and Robert T. Bond,
further verify that:

                A. This Amendment to Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, as amended.

                B. Pursuant to a duly adopted resolution of the Board of Directors of the Company, the special meeting of the stockholders of the Company was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law, as amended, at which meeting holders of at least a majority of the outstanding shares of Common Stock of the Company, constituting the only outstanding securities of the Company entitled to vote in respect of the amendment to the Certificate of Incorporation of the Company as set fort above, duly approved said amendment.

        THE UNDERSIGNED, being the President and Secretary, respectively, of Rational Software Corporation, do make this Amendment to Certificate of Incorporation, hereby declaring and certifying that this is an act and deed of the Company and that the facts herein stated are true, and accordingly have hereunto set their hands this 30th day of July 1997.




                                                /s/ Michael T. Devlin
                                                Michael T. Devlin, President



                                                /s/ Robert T. Bond
                                                -----------------------------
                                                Robert T. Bond, Secretary